FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. COMPLETES

ACQUISITION OF OLDTOWN BANK

Franklin, North Carolina, April 1, 2016 — Entegra Financial Corp. (NASDAQ: ENFC) (“Entegra”), the holding company for Entegra Bank (the “Bank”), today announced the completion of its acquisition of Oldtown Bank (“Oldtown”) of Waynesville, North Carolina, effective the morning of April 1, 2016. Oldtown Bank was merged into Entegra Bank. Entegra will continue to operate Oldtown’s office under the Oldtown Bank name until a system conversion is completed in August 2016.

Roger D. Plemens, President and CEO of Entegra commented, “We are excited to enter the Waynesville community and welcome the customers and employees of Oldtown to Entegra Bank. We look forward to providing our new customers with an enhanced set of products and expanded branch network. This acquisition illustrates our previously communicated strategy of selective expansion into contiguous markets and seeking acquisition opportunities with reasonable earn back periods that are accretive to earnings and return on equity.”

Shareholders of Oldtown will receive a cash payment equal to eleven dollars and five cents ($11.05) in exchange for each share of Oldtown common stock held immediately prior to the effective time of the merger. The aggregate merger consideration paid by Entegra is approximately $13.5 million, which includes the cash-out of in-the-money stock options. Entegra did not issue any shares of its common stock in connection with the merger.

Effective upon the consummation of the merger, Charles D. Umberger, President and Chief Executive Officer of Oldtown, became Executive Vice President and Chief Lending Officer of Entegra Bank. Roger D. Plemens stated, “We are thrilled to add Charles to our executive management team as he brings a wealth of banking and lending knowledge with him and will help drive continued loan growth in all of our markets.”

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”. In December 2014, the Company’s stock was added to the Russell Microcap Index and the ABA NASDAQ Community Bank Index.

Upon completion of the acquisition of Oldtown, Entegra Bank operates a total of 15 branches located throughout the western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania and Upstate South Carolina counties of Anderson, Greenville, and Spartanburg. For further information, visit the Company’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.